Interim Financial Statements of

                     MR:Comp GmbH

                     Gelsenkirchen

                     as of

                     February 23,  2005

                                  Balance Sheet
                         of MR:Comp GmbH, Gelsenkirchen

                             as of February 23, 2005
                                                                       Exhibit I

--------------------------------------------------------------------------------

ASSETS                                    February 23, 2005    December 31, 2004
                                                 USD                  USD

--------------------------------------------------------------------------------

Cash                                               104,706               88,185
Inventories                                              0               20,741
Other Assets                                        26,994                  580
                                          ----------------     ----------------
Total Current Assets                               131,700              109,506

--------------------------------------------------------------------------------

Total Assets                                       131,700              109,506

LIABILITIES & STOCKHOLDER'S EQUITY

Accounts Payable                                    28,251                    0
Accrued Expenses                                    45,000               40,748
Other Liabilities                                   16,137               36,671
                                          ----------------     ----------------
Total Current Liabilities                           89,388               77,419

Subscribed Capital                                  34,100               34,100
Capital Reserves                                    33,418               33,418
Net Loss                                            11,064              -34,288
Loss Carried Forward                               -34,288                    0
Other Comprehensive Income                          -1,982               -1,143
                                          ----------------     ----------------
Total Stockholder's Equity                          42,312               32,087

--------------------------------------------------------------------------------

Total Liabilities & Stockholder's Equity           131,700              109,506

================================================================================

                Statement of Operations and Retained Earnings of
                           MR:Comp GmbH, Gelsenkirchen

    2004 (from inception date February 19th, 2004 until December 31st, 2004)
                     for the Period Ended February 23, 2005

                                                                      Exhibit II

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                                           2005         2004
                                            USD         USD

-----------------------------------------------------------------

Revenue                                      52,959      114,558
Cost of Sales                                -8,036      -48,189
                                          ---------    ---------
Other Income                                 44,923       66,368

Other Income                                      0        1,650
Wages & Salaries                            -11,500      -46,955
Social Security Expenses                       -205         -281
General & Administration Expenses           -21,802      -55,536
Depreciation                                   -139            0
                                          ---------    ---------
Income from Business Activities              11,277      -34,754

Interest Income                                -213          466
                                          ---------    ---------
Earnings before Taxes                        11,064      -34,288

-----------------------------------------------------------------

Net profit/ Net loss                         11,064      -34,288

=================================================================

                           Statement of Cash Flows of
                           MR:Comp GmbH, Gelsenkirchen

    2004 (from inception date February 19th, 2004 until December 31st, 2004)
                     for the Period Ended February 23, 2005

                                                                     Exhibit III

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                                                              2005          2004
                                                              USD           USD

--------------------------------------------------------------------------------

   Net profit/Net Loss                                      11,064       -34,288


   Adjustments for Reconciliation of Net Loss to
   Receipts and Payments


   Depreciation                                                139             0
                                                         ---------     ---------

01 (=) Cash Flow                                            11,203       -34,288


   Change in Inventories                                    20,741       -20,741
   Change in Other Assets                                  -26,414          -580
   Change in Accounts payables                              28,251             0
   Change in Accruals                                        4,252        40,748
   Change in Other Liabilities                             -20,534        36,671
                                                         ---------     ---------

02 (=) Change in Working Capital                             6,296        56,098
                                                         ---------     ---------

03 (=) Cash flow from operating activities (=01+02)         17,499        21,810


   Net Investment in Fixed Assets                             -139             0
                                                         ---------     ---------

04 (=) Cash Flow from Investement Activities                  -139             0


   Capital Contributions of Shareholders                         0        67,518
                                                         ---------     ---------

05 (=) Cash Flow from Financing Activities                       0        67,518


06 (=) Effect of Exchange Rate Changes on Cash                -839        -1,143
                                                         ---------     ---------

07 (=) Change in Cash (= 03 + 04 + 05 +06)                  16,521        88,185


08 Cash and Cash Equivalents at the Start of the Year       88,185             0

--------------------------------------------------------------------------------

09 (=) Cash and Cash Equivalents at the End
        of the Year (= 07 + 08)                            104,706        88,185

================================================================================

                  Notes to the Interim Financial Statements of
                           MR:Comp GmbH, Gelsenkirchen

                As of and for the Period Ended February 23, 2005

                                                                      Exhibit IV
                                                                          Page 1

1     The Company

      MR:Comp GmbH was incorporated in Gelsenkirchen on February 19th, 2004. The purpose of the Company is the sale and development of medical technological products, medical technological services, esp. services for image-generating diagnosis and therapy, however with the exception of physician's services and particular services requiring professional licenses.

2     Accounting Policies

2.1   Inventories

      Inventories  consist  of work in  progress.  They are  stated at  contract costs. Contract costs include all direct material and labor costs and those indirect related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expenses as incurred.

2.2   Revenue and Cost Recognition

      The Company conducts measurement and analysis for its customers. The revenues are recognized when the performance has been rendered and the customer has received the respective evaluation report.

2.3   Depreciation

      Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets. The assets are stated at cost.

2.4   Income Taxes

      MR:Comp GmbH accounts for income taxes according to the liability method stipulated by SFAS no. 109, "Accounting for Income Taxes". Under this method, deferred taxes are determined according to the difference between the value of assets and liabilities as recorded for commercial vs. taxation purposes using the legal tax rates for those years in which it is anticipated that the differences will be offset.

                                                                      Exhibit IV
                                                                          Page 2

      A value adjustment for deferred tax assets is created in the case of tax loss carry forwards in the event that the loss carry forwards are more likely to expire than to be utilized or if the Company has not been able to produce profits in the past. A deferred tax asset has not been considered so far.

2.5   Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from their estimates.

3     Cash and Cash Equivalents

      All current cash investments with an original maturity date of up to three months are classified as cash and cash equivalents. Due to their short-term nature, the book values of cash and cash equivalents correspond approximately to their fair value.

4     Other Assets

      Other Assets are reported at their nominal value, which is equivalent to their fair value. All identifiable individual risks are taken into account in their valuation. All other assets are due within one year.

5     Shareholders' Equity

      The Company's capital stock had been paid in by capital contributions in 2004. It amounts to EUR 25,000 or USD 34,100. One of the shareholder paid a capital surplus in the amount of EUR 24,500 or USD 33,418.

                                                                      Exhibit IV
                                                                          Page 3

6     Accounts Payables

      An amount of USD 16,137 of the accounts payable is owed to the shareholder Mr. Gregor Schaefers for a loan. The term of the loan agreement is until 1 March 2006. Interest charged on the loan is 6% p.a.

7     Related Party Transactions

      The shareholder, Gregor Schaefers, is employed by the Company pursuant to an employment contract, with a monthly salary of EUR 3,956 till the end of February.

8     Contingent Liabilities and other Financial Obligations

      The Company has received a loan commitment from the German State Bank for Reconstruction (Kreditanstalt fur Wiederaufbau) in the amount of EUR 42,000. The amount can be called up any time until 6 December 2005 through the Sparkasse Gelsenkirchen. The interest on the facility totals 3% p.a. is to be computed starting 7 January 2005. The term of the loan is eight
      (8) years. The annual interest is 3.7% with a 2% disagio. As of the closing date, the Company has not utilized any of the facility.

      Moreover, the Company has an overdraft facility with the Sparkasse Gelsenkirchen by which it may overdraw its giro account up to EUR 58,000. Pursuant to the agreement, overdraft interest is computed at 10.75% p.a. For sums in excess of the facility, 15% p.a. is charged.

9     Differences German vs. US -GAAP

      In preparing the financial statements the Company used German Accounting Principles. Regarding the stated assets and liabilities there are no material differences referring to contents and valuation between German and US GAAP.

                                                                      Exhibit IV
                                                                          Page 4

                         Gelsenkirchen in February
                                      2005

             Auditor's Report to the Interim Financial Statements of
                           MR:Comp GmbH, Gelsenkirchen

                As of and for the Period Ended February 23, 2005

                                                                       Exhibit V
                                                                          Page 1

      We have audited the interim financial statements, together with the bookkeeping system of MR:Comp GmbH, Gelsenkirchen, for the period from January 1, to February 23, 2005. The maintenance of the books and records and the preparation of the interim financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these interim financial statements, together with the bookkeeping system based on our audit.

      We conducted our audit of the interim financial statements in accordance with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit such that misstatements materially affecting the presentation of the net assets, financial position and results of operations in the financial statements in accordance with the principles of proper accounting and in the management report are detected with reasonable assurance.

      Knowledge of the business activities and the economic and legal environment of the Company and evaluations of possible misstatements are taken into account in the de-termination of audit procedures. The effectiveness of the accounting-related internal control system and the evidence supporting the disclosures in the books and records, the interim financial statements are examined primarily on a test basis within the framework of the audit. The audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the interim financial statements. We believe that our audit provides a reasonable basis for our opinion.

      Our audit has not led to any reservations, with the exception that the Company does not watch the formal classification regulations in ss. 265 and ss. 276 HGB.

                                                                       Exhibit V
                                                                          Page 2

      However, in our opinion, the interim financial statements give a true and fair view of the net assets, financial position and the results of operations of MR:Comp GmbH, Gelsenkirchen, in accordance with the principles of proper accounting.

      Dusseldorf, March 10, 2006

                                                DHPG Dr. Harzem & Partner KG
                                               Wirtschaftsprufungsgesellschaft
                                                 Steuerberatungsgesellschaft

                                               (Stamm)              (Rohler)
                                           Wirtschaftsprufer   Wirtschaftsprufer